UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  October 20, 2005

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On October 20, 2005, the credit agreement (the “Credit Agreement”) by and among Superior Essex Communications L.P. (a wholly owned indirect subsidiary of Superior Essex Inc.), as a borrower, Essex Group, Inc. (“EGI”) (a wholly owned indirect subsidiary of Superior Essex Inc.), as a borrower, and the financial institutions party thereto, as lenders, Fleet Capital Corporation, as collateral and administrative agent for the lenders, and General Electric Capital Corporation, as syndication agent for the lenders, was amended. The primary purpose of the amendment, among other things, was to permit the Borrowers to complete the previously announced combination of EGI’s UK magnet wire operations with those of Nexans in Europe (the “European JV”).  The amendment:

•      makes a number of technical changes to permit the European JV, including the following: (i) excluding from the definition of “Subsidiary” (a) the entity (SE Holding, C.V.) that holds (1) EGI’s previously disclosed investment in a China magnet wire facility and related operations and (2) EGI’s interest in the European JV; and (b) its subsidiaries; (ii) excluding the investments in the European JV from the definition of Acquisitions as used in the restricted covenants of the Credit Agreement; (iii) excluding SE Holding, C.V. from the definition of Consolidated and (iv) excluding the European JV from the definition of Foreign Venture Investment;

•      permits the contribution by EGI of up to $30,000,000 and other assets to, and the consummation of related transactions to facilitate EGI’s investment in, the European JV and provides that the European JV is a permitted investment;

•      clarifies that the annual and quarterly consolidated and consolidating financial statements delivered by the Borrowers pursuant to the Credit Agreement will include the financial statements of SE Holding, C.V. and its subsidiaries;

•      permits the Borrowers and their subsidiaries to make loans or advances to an officer or employee of the European JV, for salary, travel and relocation expenses, advances against commissions and similar advances in the ordinary course of business;

•      permits the Borrowers and their subsidiaries to file consolidated income tax returns with SE Holding, C.V. and any subsidiary thereof;

•      provides for the pledge by EGI to the administrative agent of 66% of its equity interests in SE Holding, C.V. no later than January 13, 2006; and

•      permits certain transactions between the Borrowers (or their subsidiaries) and SE Holding, C.V., or its subsidiaries, such as the license of intellectual property, the sale or transfer of equipment and the sale of inventory, subject to the limitations described therein.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

Exhibit Number	Description

10.1

Eighth amendment to Credit Agreement, dated October 20, 2005, by and among Superior Essex Communications L.P, as a borrower, Essex Group, Inc., as a borrower, the financial institutions party thereto, as lenders, Fleet Capital Corporation, as collateral and administrative agent for the lenders, and General Electric Capital Corporation, as syndication agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: October 26, 2005

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer